Exhibit 16.1

March 13, 2014

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE: Gold Hill Resources, Inc.

File No. 000-53627

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated March 13, 2014 of Gold Hill Resources, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP